Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference February 23, 2018 at 9:30 a.m. CST.  Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. Cellular reports fourth quarter and full year 2017 results

Adds handset connections; Drives increased revenue and profitability

CHICAGO, (February 23, 2018) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,029 million for the fourth quarter of 2017, versus $1,006 million for the same period one year ago and Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $273 million and $3.18, respectively, for the fourth quarter of 2017.  Excluding a benefit of $269 million related to the enactment of new tax legislation, Net income attributable to U.S. Cellular common shareholders and related diluted earnings per share excluding adjustments (non-GAAP) were $4 million and $0.05, respectively, for the three months ended December 31, 2017, compared to Net loss attributable to U.S. Cellular shareholders and related diluted loss per share of $6 million and $0.07 respectively, in the same period one year ago.

U.S. Cellular reported total operating revenues of $3,890 million and $3,990 million for the years ended 2017 and 2016, respectively and Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $12 million and $0.14, respectively, for the year ended 2017.  Excluding the benefit of $269 million related to the enactment of new tax legislation and the recognition of a loss on goodwill impairment of $370 million ($307 million, net of tax) in the third quarter, Net income attributable to U.S. Cellular shareholders and related diluted earnings per share excluding adjustments (non-GAAP) were $50 million and $0.58, respectively, for the year ended December 31, 2017, compared to Net income attributable to U.S. Cellular shareholders and related diluted earnings per share of $48 million and $0.56, respectively, for the year ended 2016.

“We made significant progress on the strategic imperatives we set for 2017,” said Kenneth R. Meyers, U.S. Cellular President and CEO.  “With the success of our Total Plans, which include an unlimited data option and no hidden fees, we were able to grow our customer base through the powerful combination of new customer additions and increased loyalty and customer engagement.  Through a company-wide initiative to better align costs with our strategic imperatives, we were able to reduce expenses by some $100 million in 2017 and, importantly, identify and implement programs to generate additional savings in 2018 and beyond.  This extensive attention on costs allowed us to offset a decline in revenues caused by competitive pricing pressures and generate a modest increase in profitability.

“Managing our investment spending was another imperative for us in 2017 as we remain focused on providing an exceptional wireless experience for our customers wherever they live, work or play.  We do this by investing in our network to increase capacity and roll out new products and services.  For example, VoLTE is now operational in Iowa and Wisconsin, providing enhanced features and higher quality calls.  We were able to execute these network investments with capital spending well below our original expectations.

“As we look to 2018, I am optimistic about our ability to increase revenues through a larger subscriber base and an expectation for a more rational competitive environment. We will continue to control costs across the organization, and remain disciplined in managing investments of capital for network capacity and quality and for digitization initiatives.”

2018 Estimated Results

U.S. Cellular’s estimates of full-year 2018 results are shown below.  Such estimates represent management’s view as of February 23, 2018.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2018 Estimated Results and Actual Results for the Year Ended December 31, 2017

	2018 Estimated Results	Actual Results for the Year Ended December 31, 2017
(Dollars in millions)
Total operating revenues	$3,850-$4,050	$3,890
Adjusted OIBDA (1)(2)	$625-$775	$675
Adjusted EBITDA (1)	$765-$915	$820
Capital expenditures	$500-$550	$469

The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2018 estimated results and actual results for the year ended December 31, 2017.  In providing 2018 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes.  Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

	2018 Estimated Results	Actual Results for the Year Ended December 31, 2017
(Dollars in millions)
Net income (GAAP)	N/A	$15
Add back (deduct):
Income tax expense (benefit)	N/A	(287)
Income (loss) before income taxes (GAAP)	$10-160	$(272)
Add back:
Interest expense	110	113
Depreciation, amortization and accretion expense	625	615
EBITDA (Non-GAAP) (1)	$745-895	$456
Add back (deduct):
Loss on impairment of goodwill	–	370
(Gain) loss on sale of business and other exit costs, net	–	(1)
(Gain) loss on license sales and exchanges, net	–	(22)
(Gain) loss on asset disposals, net	20	17
Adjusted EBITDA (Non-GAAP) (1)	$765-915	$820
Deduct:
Equity in earnings of unconsolidated entities	130	137
Interest and dividend income	10	8
Adjusted OIBDA (Non-GAAP) (1)(2)	$625-775	$675

Note: Totals may not foot due to rounding differences.

(1)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above.  EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes.

(2)	A reconciliation of Adjusted OIBDA (Non-GAAP) to Operating income (GAAP) for full year 2017 actual results can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on February 23, 2018 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentations page of investors.uscellular.com or at https://www.webcaster4.com/Webcast/Page/1145/24672.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.1 million connections in 22 states. The Chicago-based company had 5,900 full- and part-time associates as of December 31, 2017. At December 31, 2017, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS

312-592-5379

jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about U.S. Cellular, visit:

U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Retail Connections
Postpaid
	Total at end of period	4,518,000	4,513,000	4,478,000	4,455,000	4,482,000
	Gross additions	177,000	191,000	174,000	146,000	187,000
	Feature phones	5,000	7,000	7,000	7,000	7,000
	Smartphones	128,000	132,000	116,000	88,000	109,000
	Connected devices	44,000	52,000	51,000	51,000	71,000
	Net additions (losses)	5,000	35,000	23,000	(27,000)	(2,000)
	Feature phones	(15,000)	(15,000)	(15,000)	(19,000)	(21,000)
	Smartphones	33,000	44,000	34,000	(9,000)	(4,000)
	Connected devices	(13,000)	6,000	4,000	1,000	23,000
	ARPU (1)	$44.12	$43.41	$44.60	$45.42	$45.19
	ABPU (Non-GAAP)(2)	$56.69	$54.71	$55.19	$55.82	$55.43
	ARPA (3)	$118.05	$116.36	$119.73	$121.88	$120.67
	ABPA (Non-GAAP)(4)	$151.68	$146.65	$148.15	$149.78	$148.02
	Churn rate (5)	1.27%	1.16%	1.13%	1.29%	1.41%
	Handsets	1.00%	0.96%	0.91%	1.08%	1.23%
	Connected devices	2.84%	2.33%	2.35%	2.55%	2.49%
Prepaid
	Total at end of period	519,000	515,000	484,000	480,000	484,000
	Gross additions	83,000	102,000	73,000	78,000	83,000
	Net additions (losses)	4,000	31,000	3,000	(4,000)	4,000
	ARPU (1)	$32.42	$33.12	$33.52	$33.66	$33.25
	Churn rate (5)	5.09%	4.75%	4.93%	5.69%	5.44%
Total connections at end of period (6)		5,096,000	5,089,000	5,023,000	4,996,000	5,031,000
Market penetration at end of period
Consolidated operating population		31,834,000	31,834,000	32,089,000	32,089,000	31,994,000
Consolidated operating penetration (7)		16%	16%	16%	16%	16%
Capital expenditures (millions)		$213	$112	$84	$61	$171
Total cell sites in service		6,460	6,436	6,421	6,417	6,415
Owned towers		4,080	4,051	4,044	4,041	4,040

(1)

Average Revenue Per User (ARPU) - metric which is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(2)

Average Billings Per User (ABPU) - non-GAAP metric which is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(3)	Average Revenue Per Account (ARPA) - metric which is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(4)

Average Billings Per Account (ABPA) - non-GAAP metric which is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(5)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(6)	Includes reseller and other connections.
(7)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

			2017 vs. 2016
			Increase
Three Months Ended December 31,	2017	2016	(Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service (1)	$755	$752	-
Equipment sales	274	254	8%
Total operating revenues (1)	1,029	1,006	2%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	183	188	(3)%
Cost of equipment sold	322	283	14%
Selling, general and administrative	372	390	(5)%
Depreciation, amortization and accretion	155	156	(1)%
(Gain) loss on asset disposals, net	4	6	(34)%
(Gain) loss on license sales and exchanges, net	(3)	(3)	(24)%
Total operating expenses	1,033	1,020	1%

Operating loss	(4)	(14)	75%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	36	30	17%
Interest and dividend income (1)	2	1	22%
Interest expense	(28)	(29)	5%
Other, net	–	1	(38)%
Total investment and other income (1)	10	3	>100%

Income (loss) before income taxes	6	(11)	>100%
Income tax expense (benefit)	(267)	(6)	>(100)%
Net income (loss)	273	(5)	>100%
Less: Net income attributable to noncontrolling interests, net of tax	–	1	(32)%
Net income (loss) attributable to U.S. Cellular shareholders	$273	$(6)	>100%

Basic weighted average shares outstanding	85	85	-
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$3.21	$(0.07)	>100%

Diluted weighted average shares outstanding	86	85	1%
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$3.18	$(0.07)	>100%

(1)

Equipment installment plan interest income is reflected as a component of Service revenues consistent with an accounting policy change effective January 1, 2017.  All prior period numbers have been recast to conform to this accounting change.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

			2017 vs. 2016
			Increase
Year Ended December 31,	2017	2016	(Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$2,978	$3,081	(3)%
Equipment sales	912	909	-
Total operating revenues	3,890	3,990	(3)%

Operating expenses
System operations (excluding Depreciation, amortization
and accretion reported below)	732	760	(4)%
Cost of equipment sold	1,071	1,081	(1)%
Selling, general and administrative	1,412	1,480	(4)%
Depreciation, amortization and accretion	615	618	-
Loss on impairment of goodwill	370	–	N/M
(Gain) loss on asset disposals, net	17	22	(22)%
(Gain) loss on sale of business and other exit costs, net	(1)	–	>(100)%
(Gain) loss on license sales and exchanges, net	(22)	(19)	(17)%
Total operating expenses	4,194	3,942	6%

Operating income (loss)	(304)	48	>(100)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	137	140	(2)%
Interest and dividend income	8	6	40%
Interest expense	(113)	(113)	-
Other, net	–	1	(19)%
Total investment and other income	32	34	(1)%

Income (loss) before income taxes	(272)	82	>(100)%
Income tax expense (benefit)	(287)	33	>(100)%
Net income	15	49	(70)%
Less: Net income attributable to noncontrolling interests, net of tax	3	1	56%
Net income attributable to U.S. Cellular shareholders	$12	$48	(74)%

Basic weighted average shares outstanding	85	85	-
Basic earnings per share attributable to U.S. Cellular shareholders	$0.14	$0.56	(75)%

Diluted weighted average shares outstanding	86	85	-
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.14	$0.56	(75)%

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2017	2016
(Dollars in millions)
Cash flows from operating activities
Net income	$15	$49
Add (deduct) adjustments to reconcile net income to net
cash flows from operating activities
Depreciation, amortization and accretion	615	618
Bad debts expense	89	96
Stock-based compensation expense	30	26
Deferred income taxes, net	(365)	6
Equity in earnings of unconsolidated entities	(137)	(140)
Distributions from unconsolidated entities	136	93
Loss on impairment of goodwill	370	–
(Gain) loss on asset disposals, net	17	22
(Gain) loss on sale of business and other exit costs, net	(1)	–
(Gain) loss on license sales and exchanges, net	(22)	(19)
Noncash interest	2	2
Other operating activities	–	(2)
Changes in assets and liabilities from operations
Accounts receivable	(68)	(23)
Equipment installment plans receivable	(261)	(246)
Inventory	–	8
Accounts payable	(14)	48
Customer deposits and deferred revenues	(3)	(54)
Accrued taxes	26	40
Accrued interest	–	(2)
Other assets and liabilities	40	(21)
Net cash provided by operating activities	469	501

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(465)	(443)
Cash paid for licenses	(189)	(53)
Cash paid for investments	(50)	–
Cash received from divestitures and exchanges	21	21
Federal Communications Commission deposit	–	(143)
Net cash used in investing activities	(683)	(618)

Cash flows from financing activities
Repayment of long-term debt	(14)	(11)
Common shares reissued for benefit plans, net of tax payments	1	6
Common shares repurchased	–	(5)
Payment of debt issuance costs	(2)	(2)
Distributions to noncontrolling interests	(4)	(1)
Other financing activities	(1)	1
Net cash used in financing activities	(20)	(12)

Net decrease in cash, cash equivalents and restricted cash	(234)	(129)

Cash, cash equivalents and restricted cash (1)
Beginning of period	586	715
End of period	$352	$586

(1)

As of December 31, 2017, U.S. Cellular early adopted ASU 2016-18 on a retrospective basis which requires that restricted cash be presented with Cash and cash equivalents in the Statement of Cash Flows.  The Statement of Cash Flows includes restricted cash of less than $1 million as of December 31, 2017, and no restricted cash as of December 31, 2016.

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2017	2016
(Dollars in millions)
Current assets
Cash and cash equivalents	$352	$586
Short-term investments	50	–
Accounts receivable from customers and others, net	843	727
Inventory, net	138	138
Prepaid expenses	79	84
Other current assets	21	23
Total current assets	1,483	1,558

Assets held for sale	10	8

Licenses	2,223	1,886
Goodwill	–	370
Investments in unconsolidated entities	415	413

Property, plant and equipment, net	2,320	2,470

Other assets and deferred charges	390	405

Total assets	$6,841	$7,110

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2017	2016
(Dollars and shares in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$18	$11
Accounts payable	310	321
Customer deposits and deferred revenues	185	190
Accrued taxes	56	39
Accrued compensation	74	73
Other current liabilities	90	84
Total current liabilities	733	718

Deferred liabilities and credits
Deferred income tax liability, net	461	826
Other deferred liabilities and credits	337	302

Long-term debt, net	1,622	1,618

Noncontrolling interests with redemption features	1	1

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,552	1,522
Treasury shares	(120)	(136)
Retained earnings	2,157	2,160
Total U.S. Cellular shareholders’ equity	3,677	3,634

Noncontrolling interests	10	11

Total equity	3,687	3,645

Total liabilities and equity	$6,841	$7,110

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
(Dollars in millions)
Cash flows from operating activities (GAAP)	$76	$86	$469	$501
Less: Cash paid for additions to property, plant and equipment	213	163	465	443
Free cash flow (Non-GAAP) (1)	$(137)	$(77)	$4	$58

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Non-GAAP Adjustments

The following non-GAAP financial measures present certain information in the table below excluding the effect of the goodwill impairment charge, enactment of H.R.1, originally referred to as the Tax Cuts and Jobs Act (the Tax Act) and other related tax effects.  The goodwill impairment charge, which occurred in the third quarter of 2017, and the deferred tax benefit are being excluded in this presentation, as they cause current operations of U.S. Cellular not to be comparable with prior periods.  U.S. Cellular believes these measures may be useful to investors and other users of its financial information when comparing the current period financial results with periods that were not impacted by such items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
(Dollars in millions, except per share amounts)
Net income (loss) attributable to U.S. Cellular shareholders (GAAP)	$273	$(6)	$12	$48
Adjustments:
Loss on impairment of goodwill	–	–	370	–
Tax benefit on impairment of goodwill(1)	–	–	(63)	–
Subtotal of Non-GAAP goodwill adjustments	–	–	307	–

Effect of the Tax Act	(269)	–	(269)	–
Subtotal of Non-GAAP adjustments	(269)	–	38	–
Net income (loss) attributable to U.S. Cellular shareholders excluding adjustments (Non-GAAP)	$4	$(6)	$50	$48

Diluted earnings (loss) per share attributable to U.S. Cellular shareholders (GAAP)	$3.18	$(0.07)	$0.14	$0.56
Adjustments:
Loss on impairment of goodwill	–	–	4.31	–
Tax benefit on impairment of goodwill(1)	–	–	(0.74)	–
Effect of the Tax Act	(3.13)	–	(3.13)	–
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders excluding adjustments (Non-GAAP)	$0.05	$(0.07)	$0.58	$0.56

(1)	Tax benefit represents the amount associated with the tax-amortizable portion of the loss on goodwill impairment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment sales revenues received from customers.

For the Quarter Ended	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$598	$586	$597	$608	$607
Average number of postpaid connections	4.52	4.50	4.47	4.46	4.48
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$44.12	$43.41	$44.60	$45.42	$45.19

Calculation of Postpaid ABPU
Postpaid service revenues	$598	$586	$597	$608	$607
Equipment installment plan billings	170	152	142	139	138
Total billings to postpaid connections	$768	$738	$739	$747	$745
Average number of postpaid connections	4.52	4.50	4.47	4.46	4.48
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$56.69	$54.71	$55.19	$55.82	$55.43

Calculation of Postpaid ARPA
Postpaid service revenues	$598	$586	$597	$608	$607
Average number of postpaid accounts	1.69	1.68	1.66	1.66	1.68
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$118.05	$116.36	$119.73	$121.88	$120.67

Calculation of Postpaid ABPA
Postpaid service revenues	$598	$586	$597	$608	$607
Equipment installment plan billings	170	152	142	139	138
Total billings to postpaid accounts	$768	$738	$739	$747	$745
Average number of postpaid accounts	1.69	1.68	1.66	1.66	1.68
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$151.68	$146.65	$148.15	$149.78	$148.02